SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A total of 37,953,578 shares, or 90.95%, of the common stock issued and outstanding as of the record date of March 21, 2011, was represented by proxy or in person at the annual meeting of stockholders of FTI Consulting, Inc. (the “Company”) held on June 1, 2011 (the “Annual Meeting”). The proposals below were described in detail in the proxy statement for the Annual Meeting dated April 18, 2011 (the “Proxy Statement”). At the Annual Meeting, stockholders approved Proposal 2 to amend the Charter of the Company to declassify the Board of Directors as contemplated in Articles of Amendment of the Company (the “Articles of Amendment”). Following approval of the amendment to the Company’s Charter and the filing and acceptance of the Articles of Amendment with the State Department of Assessments and Taxation of Maryland on June 1, 2011, the stockholders elected Mark H. Berey, Jack B. Dunn, IV and Gerard E. Holthaus as directors of the Company, to hold office for one year until the 2012 annual meeting of stockholders and until their successors are elected and qualify. The stockholders also (i) approved the 2011 FTI Consulting, Inc. Incentive Compensation Plan, (ii) ratified the retention of KPMG LLP as FTI’s independent registered public accounting firm for the year ending December 31, 2011, and (iii) approved in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement for the Annual Meeting. The stockholders also approved holding future advisory votes on executive compensation every year. For more information on the following proposals, see the Company’s Proxy Statement, the relevant portions of which are hereby incorporated herein by reference.

The results of the Annual Meeting are as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, and were elected at the Annual Meeting as directors until the 2012 annual meeting of stockholders and until their successors are elected and qualify. Directors of FTI who did not stand for election at the Annual Meeting continued as directors of FTI following the Annual Meeting.

	For	Authority Withheld	Broker Non-Votes
Mark H. Berey	32,216,265	3,071,833

Jack B. Dunn, IV	33,770,714	1,517,384

Gerard E. Holthaus	31,700,621	3,587,477

			2,665,480

Proposal 2

Proposal 2 to amend the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment, as described in the Proxy Statement, was approved with approximately 87.71% of the shares entitled to be cast on Proposal 2 voting for Proposal 2, and approximately 3.18% of the shares entitled to be cast on Proposal 2 voting against Proposal 2.

For	Against	Abstained
36,601,505	1,329,864	22,209

Proposal 3

Proposal 3 to approve the 2011 FTI Consulting, Inc. Incentive Compensation Plan, as described in the Proxy Statement, was approved with approximately 95.60% of the shares cast at the Annual Meeting voting for Proposal 3, and approximately 3.76% of the shares cast at the Annual Meeting voting against Proposal 3.

For	Against	Abstained	Broker Non-Votes
33,736,691	1,329,003	222,404	2,665,480

Proposal 4

Proposal 4 to ratify the retention of KPMG LLP as FTI’s independent registered public accounting firm for the year ending December 31, 2011, as described in the Proxy Statement, was approved with approximately 91.20% of the shares cast at the Annual Meeting voting for Proposal 4, and approximately 8.76% of the shares cast at the Annual Meeting voting against Proposal 4.

For	Against	Abstained
34,615,079	3,326,413	12,086

Proposal 5

Proposal 5 to approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement, was approved with approximately 93.50% of the shares cast at the Annual Meeting voting for Proposal 5, and approximately 5.83% of the shares cast at the Annual Meeting voting against Proposal 5.

For	Against	Abstained	Broker Non-Votes
32,995,335	2,059,860	232,903	2,665,480

Proposal 6

Stockholders cast approximately 81.64% of the votes cast at the Annual Meeting in favor of holding future advisory (non-binding) votes on executive compensation every year.

1 Year	2 Years	3 Years	Abstain
28,809,489	547,655	5,693,397	237,557

(d) Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation:

A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by stockholders, the Board of Directors of FTI has decided that it will include an advisory stockholder vote on executive compensation in the proxy materials every year until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the annual meeting of stockholders of the Company in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 2, 2011	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Ethics Officer

4